Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (No. 333-145387) on Form S-1/A (Amendment No. 3) of Interlink Electronics, Inc. of our report dated March 26, 2008 relating to our audit of the consolidated financial statements and the financial statement schedule included in and incorporated by reference in the Annual Report on Form 10-K of Interlink Electronics, Inc. for the year ended December 31, 2007. Our report dated March 26, 2008 relating to the consolidated financial statements includes an emphasis paragraph relating to the sale of the Company’s Branded Products and OEM Remotes business segments during the year and the retrospective accounting of historical operations as discontinued, as well as an emphasis paragraph relating to the Company’s adoption of Statement of Financial Accounting Standards Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109,” on January 1, 2007.

We also consent to the reference to our firm under the captions “Experts” in such Prospectus.

/s/ SINGER LEWAK GREENBAUM AND GOLDSTEIN, LLP

Los Angeles, California

April 28, 2008